SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                     November 13, 1996 (November 13, 1996)


                        VERMONT FINANCIAL SERVICES CORP.
              ( Exact Name of Registrant as Specified in Charter)



       Delaware                      0-11012                   03-0284445
   (State or Other           (Commission File Number)        (IRS Employer
    Jurisdiction of                                          Identification
    Incorporation)                                               Number)



                                 100 Main Street
                           Brattleboro, Vermont 05301
                    (Address of Principal Executive Offices)


                                  802-257-7151
                         (Registrant's Telephone Number,
                              including Area Code)




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Item 5.  OTHER EVENTS.

         On November 13, 1996, Vermont Financial Services Corp. ("VFSC") entered into an Agreement and Plan of Reorganization (the "Merger Agreement") by and among VFSC, Eastern Bancorp, Inc., a Delaware corporation ("Eastern"), and Vermont Federal Bank, FSB, a federally chartered stock savings bank and a wholly owned subsidiary of Eastern ("Vermont Federal"). Pursuant to the Merger Agreement, Eastern will merge with and into VFSC (the "Merger"), and Vermont Federal will become a wholly owned subsidiary of VFSC.

         The Merger price for each outstanding share of Common Stock, par value $.01 per share, of Eastern ("Eastern Common Stock"), payable in cash or shares of Common Stock, par value $1.00 per share, of VFSC ("VFSC Common Stock") or a combination of cash and stock, will be based on the average closing bid price per share of VFSC Common Stock on the Nasdaq Stock Market during the 20-trading-day period ending on the fifth business day prior to the effective date of the Merger (the "Average VFSC Closing Price"), and will be equal to the sum of (i) $7.25 plus (ii) the product of 0.49 and the Average VFSC Closing Price, subject to the maximum and minimum collars described in the following sentence. If the Average VFSC Closing Price is equal to or greater than $39.96, the acquisition price per share of Eastern Common Stock will be fixed at $26.83 and if the Average VFSC Closing Price is equal to or less than $29.54 but not less than $26.06, the acquisition price per share of Eastern Common Stock will be fixed at $21.72. The aggregate consideration to be paid in connection with the Merger will consist of approximately $26.65 million and approximately 1.8 million shares of VFSC Common Stock; the number of shares of VFSC Common Stock will be decreased if the Average VFSC Closing Price equals or exceeds the $39.96 maximum and increased if the Average VFSC Closing Price equals or falls below the $29.54 minimum. If the Average VFSC Closing Price is less than $26.06, Eastern may terminate the Merger unless VFSC agrees to issue additional shares of VFSC Common Stock such that the adjusted acquisition price per share of Eastern Common Stock is equal to $21.72.

         Eastern's stockholders may elect to receive cash, VFSC Common Stock or a combination of cash and VFSC Common Stock, subject to pro rata adjustment as set forth in the Merger Agreement to ensure that the total cash consideration to be paid and the total number of shares of VFSC Common Stock to be issued will equal the aggregate cash amount and share number referred to above.

         The Merger is intended to constitute a tax-free reorganization, and no gain or loss is expected to be recognized by VFSC, Eastern or Vermont Federal. The Merger will be accounted for as a purchase.

         The consummation of the Merger and the transactions contemplated by the Merger Agreement are subject to certain conditions customary in transactions of this nature, including, among others, approval by the stockholders of VFSC and Eastern and receipt of all necessary regulatory approvals. No assurance can be given that the Merger will be consummated. Each party also has the right to terminate the Merger Agreement under certain customary circumstances, including failure to complete the Merger by November 30, 1997.

         In conjunction with the parties' signing of the Merger Agreement, Eastern also granted to VFSC an option, exercisable under certain conditions, to purchase up to 732,425 shares of

                                     Page 2

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Eastern  Common  Stock at an  exercise  price of $21.00  per  share,  subject to adjustment in certain events. If the option becomes exercisable, Eastern would also be required to pay to VFSC a cash payment of $1 million.

         Four of Eastern's nine Directors, including Eastern's chairman, chief executive officer and executive vice president, who currently hold in the aggregate approximately 465,487 shares of Eastern Common Stock (not including options to purchase additional shares), or approximately 12.66% of the currently outstanding shares of Eastern Common Stock, have agreed in a separate letter agreement to vote all of their shares in favor of the Merger and against any other competing transaction.

         Certain additional information regarding the Merger is contained in VFSC's press release dated November 14, 1996, included as an exhibit hereto and incorporated herein. Also included as an exhibit hereto and incorporated by reference herein are materials that may be distributed to, among others, analysts who follow VFSC's stock.

Cautionary Statement for Purposes of the Private Securities Litigation Reform Act of 1995

         This Current Report and the exhibits attached hereto contain certain "forward-looking statements," including statements concerning plans, objectives, future events or performance, assumptions, and other statements which are other than statements of historical fact. VFSC wishes to caution readers that the following important factors, among others, may have affected, and could in the future affect, VFSC's actual results and could cause VFSC's actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by, or on behalf of, VFSC herein.

         Economic Conditions and Real Estate Risk. VFSC's lending operations are concentrated in Vermont and western Massachusetts, and Eastern's lending operations are concentrated in Vermont and New Hampshire. As a result, the financial condition and results of operations of the combined company will be subject to the effects of changes in the business cycle and downturns in the local and regional, as well as national, economies, as well as other general economic conditions. In an economic downturn, there tends to be a run-off in deposits and a decline in asset quality. If economic conditions in the combined company's market areas worsen or decline, the combined company may not be able to achieve the level of deposits or originate the volume of high quality commercial, real estate and consumer loans on which the forward-looking statements are based.

         The economy and real estate markets in New Hampshire, Vermont and western Massachusetts all showed signs of recovery in 1995 and 1996 from the recessionary levels of the early 1990s. Consequently, Eastern's delinquencies, non-performing assets and loss provisions generally improved from earlier periods, as did VFSC's. The forward-looking statements regarding "Anticipated Revenue Enhancements" in the combined business assume that the Vermont and New Hampshire economies and real estate markets will continue the trend of improvement. These statements also assume that customers in Eastern's market area will be receptive to the increased mix of financial products expected to be offered after completion of the Merger. A worsening of current economic conditions or a significant decline in real estate values in those areas could cause actual results to vary materially from the forward-looking statements.


                                     Page 3

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         Interest  Rate  Risk.  VFSC  and  Eastern  both  realize  their  income principally  from  the  differential  between  the  interest  earned  on  loans, investments and other interest-earning assets, and the interest paid on deposits, borrowings and other interest-bearing liabilities. Net interest spreads are affected by the difference between the repricing characteristics of interest-earning assets and deposits and other liabilities. Loan volumes and yields, as well as those of investments, deposits and borrowings, are also affected by market interest rates. Unforeseen changes in interest rates could
cause  the   combined   company's   earnings   to  vary   materially   from  the
forward-looking statements.

         Operational Issues. The forward-looking statements concerning "Anticipated Cost Savings" contain VFSC's internal estimates of a variety of duplicative operating expenses which can be reduced or eliminated as a consequence of the Merger. Achievement of these anticipated cost savings will require concerted managerial effort after the Merger, and the savings may not materialize or may be delayed as a result of difficulties in consolidating operations. There can be no assurance that VFSC will actually achieve the anticipated cost savings. To the extent that events differ from the assumptions, actual results of operations may vary materially from the forward-looking statements.

         The ability of the combined company to operate efficiently, at least in the short term, will be enhanced by the ability to retain certain existing management personnel of Eastern. If VFSC is not able to retain such management personnel the consolidation of the two companies may be more time-consuming, difficult and expensive, and may negatively affect the predicted cost savings.

         The forward-looking statements assume that the deposit base of both VFSC and Eastern will remain substantially intact pending the Merger and will grow at historical rates following the Merger. To the extent that the change in ownership of Eastern or other factors result in either a temporary or long-term loss of deposits, actual results of operations may vary materially from the forward-looking information presented.

         Competition. VFSC and Eastern both face significant competition in their respective markets. Increasing consolidation within the banking and financial services industry, as well as increased competition from larger regional and out-of-state banking organizations and nonbank providers of various financial services, may adversely affect the combined company's ability to meet its financial goals. Many of these large competitors have greater financial resources, larger market share and greater name recognition in the market area served by the combined company than the combined company will itself have. The existence of such competitors may make it difficult for the combined company to achieve the financial goals reflected in the forward-looking statements.

         Laws and Regulations. The business of VFSC and Eastern is subject to federal and state regulation. Changes in laws and regulations, including federal and state banking laws and regulations, with which VFSC and its subsidiaries must comply, and the associated costs of compliance with such laws and regulations, could cause actual results to vary from the forward-looking statements. Changes in accounting policies and practices that may be adopted by applicable regulatory agencies as well as by the Financial Accounting Standards Board or changes in VFSC's organization, compensation and benefit plans also could cause actual results to vary from the forward-looking statements.


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Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

         99.1     Press Release of VFSC dated November 14, 1996.

         99.2     Analyst Materials.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Vermont Financial Services Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       VERMONT FINANCIAL SERVICES CORP.



Date: November 21, 1996                By: /s/John D. Hashagen, Jr.
                                           John D. Hashagen, Jr.
                                           President and Chief Executive Officer